                                                                     EXHIBIT 1.1



                             DISTRIBUTION AGREEMENT

                     International Lease Finance Corporation

                   $1,000,000,000 Medium-Term Notes, Series M
                             Due Nine Months or More
                               From Date of Issue

                             Distribution Agreement


                                                                    May 14, 2001
                                                              New York, New York


Lehman Brothers Inc.                              Morgan Stanley & Co. Incorporated
3 World Financial Center, 9th Floor               1585 Broadway, 2nd Floor
New York, New York  10285                         New York, New York  10036
Attn: MTN Desk

Salomon Smith Barney Inc.                         Banc of America Securities LLC
388 Greenwich Street                              100 North Tryon Street
New York, New York  10013                         Charlotte, North Carolina  28255
                                                  Attention:  Debt Financing Group/Medium
                                                  Term Note Dept.

Merrill Lynch, Pierce, Fenner &                   Goldman, Sachs & Co.
        Smith Incorporated                        85 Broad Street
4 World Financial Center, Floor 15                New York, New York  10004
New York, New York  10080

J.P. Morgan Securities Inc.
270 Park Avenue, 9th Floor
New York, New York  10017


Ladies & Gentlemen:

               International Lease Finance Corporation, a California corporation (the "Company"), confirms its agreement with each of you (together with your affiliates, individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of up to the aggregate principal amount set forth in Schedule I hereto of its Medium-Term Notes, Series M, Due Nine Months or More from Date of Issue (the "Notes"). The Notes will be issued under an indenture (the "Indenture") dated as of November 1, 2000, between the Company and The Bank of New York, as trustee (the "Trustee"). The Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will bear interest at rates to be provided in a supplement to the Prospectus referred to below.

               1. Representations and Warranties. The Company represents and warrants to you as of the date hereof, as of each Closing Date and Settlement Date hereinafter referred to, and as of the times referred to in Section 4(h) hereof, as follows:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the aggregate principal amount set forth in Schedule I hereto of debt securities including the Notes (the "Securities"). Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. In connection with the sale of Notes the Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus, as supplemented pursuant to the previous sentence, is hereinafter called the "Prospectus". Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement or the date of the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (b) As of the date hereof, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus as supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or Prospectus


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

        in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agents specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

                  (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole.

                  (d) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and, if applicable, the Terms Agreement (as defined in Section 2(b) hereof) or otherwise, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement or a document incorporated by reference therein; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus.

                  (e) The Notes have been rated by a "nationally recognized statistical rating agency" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act), including one or both of Moody's Investor Services ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw Hill Companies ("S&P").

                  (f) The Company confirms as of the date hereof, and each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation, that the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

               2. Appointment of Agents; Purchases as Principals.

                  (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes you to act as its agents to solicit offers for the purchase of all or part of




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        the Notes, upon the terms set forth in the Prospectus, as supplemented, during a period beginning on the date hereof and ending on the date the Company shall specify to you in writing. The commission to be paid to each Agent in respect of sales of Notes shall be that percentage specified in Schedule I hereto of the aggregate principal amount of Notes sold by the Company in respect of offers to purchase solicited by each Agent and shall be payable as specified in the Procedures (as defined in Section 3). Offers for the purchase of Notes may be solicited by the Agents as agents for the Company at such time and in such amounts as the Agents deem advisable. The Company may from time to time offer Notes for sale otherwise than through the Agents; provided, however, that so long as this Agreement shall be in effect, the Company shall not solicit or accept offers to purchase Notes through any agent at a commission different from those described in this Agreement for offers to purchase through the Agents. If any agent, other than an Agent, is appointed during the term of this Agreement with respect to the Notes, the Company shall promptly notify the Agents of such appointment.

                  (b) Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, you. Each such separate agreement (which may be an oral agreement confirmed in writing or which may be substantially in the form of Schedule II hereto and which may take the form of an exchange of any standard form of written telecommunication between you and the Company) is herein referred to as a "Terms Agreement". Your commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the price to be paid to the Company for such Notes, the initial public offering price, if any, at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"). Such Terms Agreement shall also specify any requirements for opinions of counsel, officers' certificates and letters from independent auditors pursuant to Section 5 hereof.

               3. Offering Procedure. The Agents shall communicate to the Company, orally or in writing, each offer to purchase Notes on terms previously communicated by the Company to the Agents, and the Company shall have the sole right to accept such offers to purchase Notes and may refuse any proposed purchase of Notes in whole or in part for any reason. Each of the Agents shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes on different terms, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit A) (the "Procedures"), as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents after notice to, and with the approval of, the Trustee.

               4. Agreements. The Company agrees with you that:




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                  (a) Prior to the termination of the offering of the Notes, the
        Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you with copies for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed (or transmitted for filing) with the Commission as required pursuant to Rule 424. The Company will promptly advise you
        (i) when each supplement to the Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Agents to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any such amended or supplemented Prospectus to the Agents in such quantities as the Agents may reasonably request. If such amendment or supplement is satisfactory in all respects to the Agents, the Agents will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement if such an amendment is required, resume their obligation to solicit offers to purchase Notes hereunder.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act and, not later than 45 days after the end of the 12-month period beginning at the end of each fiscal quarter of the Company (other than the last fiscal quarter of any fiscal year) during which the effective date of any post-effective amendment to the Registration Statement occurs, not later than 90 days after the end of the fiscal year beginning at the end of each last fiscal quarter of any fiscal year of the Company during which the effective date of any post-effective amendment to the Registration Statement occurs, and not later than 90 days after the end of each fiscal year of the Company during which any Notes were issued, the Company will make generally available to its security holders an earnings statement covering such 12-month period or such fiscal year, as the case may be, that will satisfy the provisions of such Section 11(a) and Rule 158.

                  (d) The Company will furnish to you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective and, so long as delivery of a prospectus may be required by the Act, as many copies of any preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

                  (e) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and, if requested by the Agents, will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                  (f) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing and delivery of the Registration Statement, any preliminary Prospectus, the Prospectus, all amendments thereof and supplements thereto, the Indenture and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or Blue Sky laws of each such jurisdiction as you may reasonably designate, the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, and (ii) reimburse the Agents on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses) incurred by the Agents and approved by the Company in advance, in connection with the offering and the sale of the Notes, and (iii) be responsible for the reasonable fees of counsel for the Agents incurred in connection with the offering and sale of the Notes.

                  (g) Each acceptance by the Company of an offer to purchase Notes, and each sale of Notes to you pursuant to a Terms Agreement, will be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at and as of such date and a representation and warranty to you that neither the Registration Statement nor the Prospectus, as then amended or supplemented, fails to reflect any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement or the Prospectus, as then amended or supplemented, and/or includes any untrue statement of a material fact, or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to
        (i) that part of the Registration Statement which shall




                                       6
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        constitute the Statement of Eligibility and Qualification (Form T-1)
        under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by you or on your behalf specifically for use in connection with the preparation of the Registration Statement and the Prospectus or any amendments thereof or supplements thereto.

                  (h) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates offered on the Notes), or, if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to you a certificate of the Company signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form reasonably satisfactory to you, to the effect that the statements contained in the certificate that was last furnished to you pursuant to either Section 5(e) or this
        Section 4(h) are true and correct at the time of the effectiveness of such amendment or the filing of such supplement as though made at and as of such time (except that (i) the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission shall be substituted for the corresponding date in such certificate and (ii) such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

                  (i) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) providing solely for a change in the interest rates offered on the Notes or (ii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (ii) above, in your reasonable judgment, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), or, if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you a written opinion or opinions of counsel to the Company satisfactory to you, dated the date of the effectiveness of such amendment or the date of filing of such supplement, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinions, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the




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        Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

                  (j) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, or, if so indicated in the applicable Terms Agreement, the Company sells Notes to you pursuant to a Terms Agreement, the Company shall cause PricewaterhouseCoopers LLP, its current independent auditors, forthwith to furnish you a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to you, of the same tenor as the letter referred to in Section 5(f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter, provided that if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements included in such amendment or supplement, unless any other information included or incorporated by reference therein of an accounting, financial or statistical nature is of such a nature that, in your reasonable judgment, such letter should cover such other information.

                  (k) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company, except as may otherwise be provided in any such Terms Agreement.

               5. Conditions to Obligations. Your obligations as Agents to solicit offers to purchase the Notes and your obligations to purchase Notes pursuant to any Terms Agreement or otherwise shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement (including the filing of any document incorporated by reference therein), as of the date any supplement to the prospectus is filed with the Commission, as of each Closing Date and as of each Settlement Date with respect to any applicable Terms Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to you the opinion of corporate counsel for the Company, dated the date hereof, or of such Settlement Date, if applicable, to the effect that:

                      (i) The Company is duly qualified to do business as a
               foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires it to be so qualified; provided, however, that the Company may not be so qualified in certain jurisdictions, the effect of which would not have a material adverse effect on the Company.

                      (ii) To the best knowledge of such counsel, the only
               domestic subsidiaries of the Company are: Interlease Aviation Corporation; ILFC Aircraft Holding Corporation; Interlease Management Corporation; Aircraft SPC-1, Inc.; Aircraft SPC-3, Inc.; Aircraft SPC-4, Inc.; Aircraft SPC-6, Inc.; Aircraft SPC-7, Inc.; Aircraft SPC-8, Inc.; Aircraft SPC-9, Inc.; Aircraft SPC-11, Inc.; Aircraft SPC-12, Inc.; Aircraft SPC-14, Inc.; Platypus Leasing, Inc.; Euclid Aircraft; ILFC Dover, Inc., CABREA, Inc. and ILFC Volare, Inc., all wholly owned subsidiaries of Aircraft SPC-3, Inc.; and Atlantic International Aviation Holdings, Inc., a wholly owned subsidiary of Interlease Management Corporation.

                      (iii) No subsidiary of the Company nor all of the
               subsidiaries of the Company taken as a whole is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act.

                      (iv) To the best knowledge of such counsel, there is no
               pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

                  (c) The Company shall have furnished to you the opinion of O'Melveny & Myers LLP, special counsel for the Company, dated the date hereof, or of such Settlement Date, if applicable, to the effect that:

                      (i) Each of the Company, Interlease Management
               Corporation, Interlease Aviation Corporation, ILFC Aircraft Holding Corporation, Atlantic International Aviation Holdings, Inc., Aircraft SPC-1, Inc., Aircraft SPC-3, Inc., Aircraft SPC-4, Inc., Aircraft SPC-6, Inc., Aircraft SPC-7, Inc., Aircraft SPC-8, Inc., Aircraft SPC-9, Inc.; Aircraft SPC-11, Inc.; Aircraft SPC-12, Inc.; Aircraft SPC-14, Inc.; Platypus Leasing, Inc.; Euclid Aircraft; ILFC Dover, Inc., CABREA, Inc. and ILFC Volare, Inc. has been duly incorporated and is existing and in good standing under the laws of the jurisdiction in which it is incorporated.

                      (ii) The Company has the corporate power to own its
               properties and conduct its business as described in the Prospectus.

                      (iii) The Indenture has been duly authorized by all
               necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars.

                      (iv) The Notes have been duly authorized by all necessary
               corporate action on the part of the Company and when the final terms of a particular Note and of its issuance and sale have been duly established in conformity with the Indenture, and when such Note has been duly executed, authenticated and issued in accordance with the provisions of the Indenture and upon payment for and delivery of the Notes in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars.

                      (v) The Indenture has been duly qualified under the Trust
               Indenture Act.

                      (vi) This Agreement (and if the opinion is being furnished on a Settlement Date, the applicable Terms Agreement) has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

                      (vii) No consent, authorization, order or approval of any
               California, New York or federal court or governmental agency or body is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Notes, except such as have been obtained under the Act, the Trust Indenture Act and such as may be required under the Blue Sky or securities laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained.

                      (viii) Neither the execution and delivery of the Indenture nor the issuance of the Notes will conflict with, result in a breach by the Company of, or constitute a default under, the Articles of Incorporation or Bylaws of the

               Company or the terms of any of the agreements, instruments, contracts, orders, injunctions or judgments identified to such counsel in an Officer's Certificate of the Company (a copy of which will be delivered with the opinion of such counsel) as agreements, instruments, contracts, orders, injunctions or judgments binding on the Company which have provisions relating to the issuance by the Company of debt securities and the breach of or default under or a conflict with which would have a material adverse effect on the Company and its subsidiaries considered as a whole, except that no opinion need be expressed regarding the effect, if any, of the issuance of the Notes upon the Company's compliance with any of the financial covenants contained in any of said agreements, instruments, contracts, orders, injunctions or judgements.

                      (ix) The Registration Statement has been declared
               effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

                      (x) The Registration Statement, on the date it was filed,
               appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder, except that no opinion need be expressed concerning the financial statements and other financial and statistical information contained or incorporated by reference therein.

                      (xi) Such counsel does not know of any material contract
               or other material document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required.

                      (xii) The documents incorporated by reference into the
               Prospectus (the "Incorporated Documents") appear on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act, and the rules and regulations thereunder in effect at the respective dates of their filing, except that no opinion need be expressed concerning the financial statements and other financial information contained or incorporated by reference therein.

                      (xiii) The statements in the Prospectus under the caption
               "Description of Debt Securities", and in the Prospectus Supplement under the caption "Description of Medium-Term Notes, Series M", insofar as such statements constitute a summary of provisions of the Indenture or the Notes, fairly present the information required therein by Form S-3.

                      (xiv) The purchase and sale of the Notes in accordance
               with the terms and provisions of this Agreement and the consummation of the transactions contemplated under this Agreement, the Indenture and the Notes will not violate the provisions of Section 1 of Article XV of the Constitution of the State of California.

                      (xv) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                      Such counsel shall also state that on the basis of their
               review of the Registration Statement, the documents incorporated therein on the effective date of the Registration Statement, the Prospectus and the Incorporated Documents, and their participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, they do not believe that the Registration Statement and the documents incorporated therein on the date the Registration Statement became effective (or if later, the date the Company's latest Annual Report on Form 10-K was filed with the Commission), considered as a whole as of such date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and they do not believe that the Prospectus and the Incorporated Documents, considered as a whole on the date of the Final Prospectus and on the date of the opinion, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need not express any opinion or belief as to any document filed by the Company under the Exchange Act, whether prior or subsequent to the effective date of the Registration Statement, except to the extent that any such document is an Incorporated Document read together with the Registration Statement or the Prospectus and considered as a whole and as specifically stated in clause (xii) above, nor must such counsel express any opinion or belief as to the Form T-1 filed by the Trustee in connection with the Notes or the financial statements and other financial information included or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents.

                  (d) You shall have received from Morgan, Lewis & Bockius LLP, your counsel, such opinion or opinions, dated the date hereof, or of such Settlement Date, if applicable, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to you a certificate of the Company, signed by the Chairman of the Board, the President or a Vice President and the principal financial or accounting officer of the Company, dated the date hereof, or of such Settlement Date, if applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                      (i) the representations and warranties of the Company in
               this Agreement are true and correct in all material respects on and as of the date hereof, or of such Settlement Date, if applicable, with the same effect as if made on the date hereof, or of such Settlement Date, if applicable, and the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to your obligation as Agents to solicit offers to purchase the Notes, or your obligation to purchase Notes pursuant to any Terms Agreement;

                      (ii) no stop order suspending the effectiveness of the
               Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) since the date of the most recent financial
               statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus.

                  (f) At the date hereof, or of such Settlement Date, if applicable, PricewaterhouseCoopers LLP shall have furnished to you a letter (which may refer to a letter or letters previously delivered to you), dated as of the date hereof, or of such Settlement Date, if applicable, in form and substance satisfactory to you, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                      (i) in their opinion the audited financial statements and
               financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                      (ii) on the basis of a reading of the latest unaudited
               financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not any audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and audit committees of the Company and the subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included or
                      incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                           (2) with respect to the period subsequent to the date
                      of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in total amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                           (3) the amounts included in any unaudited "capsule"
                      information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and Prospectus;

                      (iii) they have performed certain other specified
               procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                      (iv) if pro forma financial statements are included or
               incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                      References to the Registration Statement and the
               Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

                  (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase or soliciting of offers to purchase the Notes as contemplated by the Registration Statement and the Prospectus.

                  (h) Prior to the date hereof, the Company shall have furnished you such further information, certificates and documents as you may reasonably request.

               If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all of your obligations hereunder may be canceled at any time by you. Notice of such cancellation shall be given to the Company in writing or by telephone or telecopy confirmed in writing.

               The documents required to be delivered by this Section 5 shall be delivered at the office of O'Melveny & Myers LLP at 400 South Hope Street, Los Angeles, California, on the date hereof.

               6. Reimbursement of Expenses. If any condition to your obligations set forth in Section 5 hereof is not satisfied, if any termination pursuant to Section 8 hereof shall occur or in the case of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by you, the Company will reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that you shall have incurred in connection with this Agreement.

               7. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls each of you within the meaning of Section 15 of the Act as follows:

                      (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

                      (ii) against any and all loss, liability, claim, damage
               and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by you as aforesaid) if such settlement is effected with the written consent of the Company; and

                      (iii) against any and all expense whatsoever as incurred
               (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by you as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

                  (b) Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party, the indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (other than local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party to the extent set forth in subsection (a) or (b) hereof, as applicable, from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under
        Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent whose claim is subject to contribution, on the other, from the offering of the Notes or (ii) if the allocation provided by clause
        (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and such Agent, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agents, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by any Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this
        Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent not already paid or payable pursuant to another provision of this Section 7. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations under this Section 7(d) to contribute are several in proportion to the respective principal amounts of Notes purchased by each such Agent in such offering and not joint.

               8. Termination. This Agreement may be terminated for any reason, at any time by any party hereto, with respect to such party, upon the giving of 30 days written notice of such termination to the other parties hereto. You may also terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date if any of the following shall have occurred: (i) since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Prospectus, which, in your reasonable judgement, makes it impracticable to market the Notes or enforce contracts for the sale of Notes, (ii) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or trading generally on either the New York Stock Exchange or the American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) any outbreak or escalation of hostilities or other national or international calamity or crisis, if the effect of such outbreak, escalation, calamity or crisis would, in your reasonable judgment, make the offering or delivery of the Notes impracticable, or (v) any decrease in the ratings of any of the Company's debt securities by Moody's or S&P or either of said organizations shall publicly announce that it has under consideration or review with negative implications any of the Company's debt securities. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with
Section 2(a) hereof, (ii) if at the time of termination (A) the Agent shall own any of the Notes acquired pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3, 4 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenants set forth in Sections 4(c) and 4(f) hereof, the indemnity agreement set forth in Section 7 hereof, and the provisions of Sections 9 and 12 hereof shall remain in effect.

               The Company also agrees to offer to any person who has agreed to purchase Notes as a result of an offer to purchase solicited by any Agent the right to refuse to purchase and pay for such Notes if, on the related Settlement Date fixed pursuant to the Procedures, any of the following events has occurred:
(i) since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which materially impairs the investment quality of the Notes; (ii) any decrease in the ratings of the Notes by Moody's or S&P or either of said organizations shall publicly announce that it has under consideration or review with negative implications any of the Company's debt securities; (iii) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or trading generally on either the New York Stock Exchange or the American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority; (iv) a banking moratorium shall have been declared either by federal or New York state authorities; or (v) any outbreak or escalation of hostilities or other national or international calamity or crises, if the effect of any such event specified in clauses (iii), (iv) or (v) make it impracticable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

               9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, its officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation made by you or on your behalf or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

               10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telecopied and confirmed to you, at the addresses specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to International Lease Finance Corporation, 1999 Avenue of the Stars, 39th floor, Los Angeles, California 90067, Attention: President.

               11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

               12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among you and the Company.

                                         Very truly yours,

                                         INTERNATIONAL LEASE FINANCE CORPORATION


                                         By:  /s/ Alan H. Lund
                                            ---------------------------------
                                            Name: Alan H. Lund
                                            Title: Executive Vice President,
                                            Co-Chief Operating Officer and
                                            Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

LEHMAN BROTHERS INC.                         MORGAN STANLEY & CO. INCORPORATED


By:    /s/ Martin Goldberg                   By:    /s/ Michael Fusco
   --------------------------------             --------------------------------
    Name:  Martin Goldberg                       Name:  Michael Fusco
    Title: Senior Vice President                 Title: Principal


SALOMON SMITH BARNEY INC.                    BANC OF AMERICA SECURITIES LLC


By:    /s/ Graeme Gilfillan                  By:    /s/ Lynn McConnell
   --------------------------------             --------------------------------
    Name:  Graeme Gilfillan                      Name:  Lynn McConnell
    Title: Managing Director                     Title: Managing Director


MERRILL LYNCH, PIERCE, FENNER &              GOLDMAN, SACHS & CO
SMITH INCORPORATED

By:  /s/ Scott G. Primrose                   By:  /s/  Goldman , Sachs & Co.
   --------------------------------             --------------------------------
    Name:  Scott G. Primrose
    Title: Authorized Signatory


J.P. MORGAN SECURITIES INC.


By:    /s/ Jose Padilla
   --------------------------------
    Name:  Jose Padilla
    Title: Vice President

                                   SCHEDULE I


Registration Statement No. 333-60264

Amount of the Notes:  $1,000,000,000


Amount of the Securities:  $4,000,000,000



               The Company agrees to pay Lehman Brothers Inc., Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co. (individually, an "Agent") a commission equal to the following percentage of the principal amount of each Note sold by such
Agent:

        Term                                               Commission Rate
        ----                                               ---------------
        From 9 months to less than one year                   .125%
        From one year to less than 18 months                  .150%
        From 18 months  to  less  than 2 years                .200%
        From 2 years to less than 3 years                     .250%
        From 3 years to less than 4 years                     .350%
        From 4 years to less than 5 years                     .450%
        From 5 years to less than 6 years                     .500%
        From 6 years to less than 7 years                     .550%
        From 7 years to less than 10 years                    .600%
        From 10 years to less than 15 years                   .625%
        From 15 years to less than 20 years                   .700%
        From 20 years to 30 years                             .750%

Address for Notice to Agents:

Lehman Brothers Inc.
3 World Financial Center, 9th Floor
New York, New York  10285
Attention:  MTN Desk
Telecopy number:  (212) 526-1682
Telephone number:  (212) 526-8400

Salomon Smith Barney Inc
388 Greenwich Street
New York, New York  10013
Attention:  Medium-Term Note Department
Telecopy number:  (212) 783-2274
Telephone number: (212) 783-7000

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
4 World Financial Center, Floor 15
New York, New York  10080
Attention:  MTN Product Management
Telecopy number:  (212) 449-2234
Telephone number: (212) 449-7476

J.P. Morgan Securities Inc.
270 Park Avenue, 9th Floor
New York, New York  10017
Attention:  Medium-Term Note Desk
Telecopy number:  (212) 834-6081
Telephone number: (212) 834-4421

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York  10036
Attention:  Manager - Continuously Offered Products
Telecopy number:  (212) 761-0780
Telephone number: (212) 761-2000

        with a copy to:

        Morgan Stanley & Co. Incorporated
        1585 Broadway, 29th Floor
        New York, New York  10036
        Attention:  Peter Cooper, Investment Banking
                    Information Center
        Telecopy number:  (212) 761-0260
        Telephone number: (212) 761-8385

Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255
Attention:  Debt Financing Group/Medium Term Note Dept.
Telecopy number:  (704) 388-9939
Telephone number: (704) 386-7800

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004
Attention:  Medium-Term Note Desk
Telecopy number: (212) 902-3000
Telephone number: (212) 902-1000

Securities to be delivered by book-entry transfer.

                                   SCHEDULE II

                     INTERNATIONAL LEASE FINANCE CORPORATION
                           (a California corporation)

                           Medium-Term Notes, Series M

                                 TERMS AGREEMENT



                                                          ________________, 20__


International Lease Finance Corporation
1999 Avenue of the Stars, 39th Floor
Los Angeles, California 90067
Attention: President

               Re:  Distribution Agreement dated May 14, 2001

               The undersigned agrees to purchase the following principal amount of Notes:

                      Interest Rate:
                      Date of Maturity:
                      Redemption Date:
                      Purchase Price:  ___%
                      Settlement Date and Time:

               Exceptions, if any, to Section 4(k) of the Distribution
Agreement:

               [The certificate referred to in Section 4(h) of the Distribution Agreement, the opinions referred to in Section 4(i) of the Distribution Agreement and the accountants' letter referred to in Section 4(j) of the Distribution Agreement will be required.]



                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:
Accepted:

International Lease Finance
  Corporation


By:
    -------------------------------
    Name:
    Title:

                                                                       Exhibit A



                         MEDIUM-TERM NOTE ADMINISTRATIVE
                PROCEDURES FOR FIXED RATE AND FLOATING RATE NOTES
                           (DATED AS OF MAY 14, 2001)

               Medium-Term Notes, Series M (the "Notes"), in the aggregate principal amount of up to U.S. $1,000,000,000 are to be offered on a continuing basis by International Lease Finance Corporation (the "Company") through Lehman Brothers Inc., Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

               The Notes are being sold pursuant to a Distribution Agreement, dated May 14, 2001 (the "Distribution Agreement"), by and between the Company and the Agents. The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of November 1, 2000, between the Company and The Bank of New York, as trustee (the "Trustee"). A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement." The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement."

               The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

               General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                      PART I:       PROCEDURES OF GENERAL
                                    APPLICABILITY


Date of Issuance/
  Authentication:                     Each Note will be dated as of the date of
                                      its authentication by the Trustee. Each
                                      Note shall also bear an original issue
                                      date (the "Original Issue Date"). The
                                      Original Issue Date shall remain the same
                                      for all Notes subsequently issued upon
                                      transfer, exchange or substitution of an
                                      original Note regardless of their dates of
                                      authentication.

Maturities:                           Each Note will mature on a date selected
                                      by the purchaser and agreed to by the
                                      Company which is not less than nine months
                                      from its Original Issue Date; provided,
                                      however, that Notes bearing interest at
                                      rates determined by reference to selected
                                      indices ("Floating Rate Notes") will
                                      mature on an Interest Payment Date.

Registration:                         Notes will be issued only in fully registered form.

Calculation of Interest:              In the case of Notes bearing interest at
                                      fixed rates ("Fixed Rate Notes") interest
                                      (including payments for partial periods)
                                      will be calculated and paid on the basis
                                      of a 360-day year of twelve 30-day months.
                                      In the case of Floating Rate Notes,
                                      interest will be calculated and paid on
                                      the basis of the actual number of days in
                                      the interest period divided by 360 for CD
                                      Rate, Commercial Paper Rate, Eleventh
                                      District Cost of Funds Rate, Federal Funds
                                      Rate, Prime Rate or LIBOR Notes and on the
                                      basis of the actual number of days in the
                                      interest period divided by the actual
                                      number of days in the year for CMT Rate or
                                      Treasury Rate Notes.

Acceptance and
  Rejection of Offers:                The Company shall have the sole right to
                                      accept offers to purchase Notes from the
                                      Company and may reject any such offer in
                                      whole or in part. Each Agent shall
                                      communicate to the Company, orally or in
                                      writing, each reasonable offer to purchase
                                      Notes from the Company received by it.
                                      Each Agent shall have the right, in its
                                      discretion reasonably exercised, without
                                      notice to the Company, to reject any offer
                                      to purchase Notes through it in whole or
                                      in part.

Preparation of Pricing                If any offer to purchase a Note is
   Supplement:                        accepted by the Company, the Company, with
                                      the assistance of the Agent which
                                      presented such offer (the "Presenting
                                      Agent"), will prepare a Pricing Supplement
                                      reflecting the terms of such Note and file
                                      such Pricing Supplement relating to the
                                      Notes

                                      and the plan of distribution thereof, if changed (the "Supplemented Prospectus"), with the Commission in accordance with Rule 424 under the Securities Act of 1933, as amended (the "Act"). The Presenting
                                      Agent will cause a stickered Supplemented
                                      Prospectus to be delivered to the
                                      purchaser of the Note.

                                      In addition, the Company shall deliver
                                      each completed Pricing Supplement, via
                                      next day mail or telecopy to arrive no
                                      later than 11:00 A.M. on the Business Day following the trade date, to the Presenting Agent at the following locations:


                                      If to Lehman Brothers Inc.:

                                              ADP Prospectus Services
                                              55 Mercedes Way
                                              Edgewood, New York 11717
                                              Attn:  Client Services Desk
                                              Telecopy:  (631) 254-7268

                                              also for record keeping purposes,
                                              please send a copy to:

                                              Lehman Brothers Inc.
                                              Ninth Floor
                                              3 World Financial Center
                                              New York, New York  10285-0900
                                              Attention:  MTN Desk
                                              Telephone: (212) 526-8400
                                              Telecopy:  (212) 526-1682


                                      If to Salomon Smith Barney Inc.:

                                              Salomon Smith Barney Inc.
                                              Attention:  Annabelle Avila
                                              140 58th Street, 8th Floor
                                              Brooklyn, New York 11220
                                              Telephone: (718) 765-6725
                                              Telecopy:  (718) 765-6734

                                      If to Merrill Lynch, Pierce, Fenner & Smith Incorporated:

                                              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                              Tritech Services
                                              44-B Colonial Drive
                                              Piscataway, NJ  08854
                                              Attn:  Final Prospectus Unit/
                                                     Nachman Kimerling
                                              Telephone: (732) 885-2768
                                              Telecopy:  (732) 885-2774/2775/2776

                                              also, for record keeping purposes,
                                              please send a copy to:

                                              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                              Merrill Lynch World Headquarters
                                              4 World Financial Center, Floor 15
                                              New York, NY 10080
                                              Attn:  MTN Product Management
                                              Telephone: (212) 449-3780
                                              Telecopy:  (212) 449-2234

                                      If to J.P. Morgan Securities Inc.:

                                              J.P. Morgan Securities Inc.
                                              270 Park Avenue, 9th Floor
                                              New York, New York  10017
                                              Attn:  Medium-Term Note Desk
                                              Telephone: (212) 834-4421
                                              Telecopy:  (212) 834-6081

                                      If to Morgan Stanley & Co. Incorporated:

                                              Morgan Stanley and Co. Incorporated
                                              1585 Broadway
                                              2nd Floor
                                              New York, New York  10036
                                              Attention:  Medium-Term Notes
                                                          Trading Desk/
                                                          Carlos Cabrera
                                              Telephone: (212) 761-2000
                                              Telecopy:  (212) 761-0780


                                      If to Banc of America Securities LLC:

                                              Banc of America Securities LLC
                                                  100 North Tryon Street
                                                  Charlotte, N.C.  28255
                                                  Attention:  Debt Financing Group/
                                                  Medium-Term Note Department
                                                  Telecopy number:  (704) 388-9939
                                                          Telephone number: (704) 386-7800

                                      If to Goldman, Sachs & Co.:

                                              Goldman, Sachs & Co.
                                              85 Broad Street, 27th Floor
                                              New York, New York  10004
                                              Attention:  Medium Term Note Desk/Patti Parisi,
                                                          Karen Robertson
                                              Telephone: (212) 902-1482
                                              Telecopy:  (212) 902-0658

                                      In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Supplemented
                                      Prospectuses prior to their use. Outdated
                                      Pricing Supplements, and the Supplemented
                                      Prospectuses to which they are attached
                                      (other than those retained for files) will be destroyed.

Settlement:                           The receipt of immediately available funds
                                      by the Company in payment for a Note and
                                      the authentication and delivery of such
                                      Note shall, with respect to such Note,
                                      constitute "settlement." Offers accepted
                                      by the Company will be settled from three
                                      to five Business Days after the Company's
                                      acceptance of the offer, or at a time as
                                      the purchaser and the Company shall agree,
                                      pursuant to the timetable for settlement
                                      set forth in Parts II and III hereof under
                                      "Settlement Procedures" with respect to
                                      Book-Entry Notes and Certificated Notes,
                                      respectively. If procedures A and B of the
                                      applicable Settlement Procedures with
                                      respect to a particular offer are not
                                      completed on or before the time set forth
                                      under the applicable "Settlement
                                      Procedures Timetable," such offer shall
                                      not be settled until the Business Day
                                      following the completion of settlement
                                      procedures A and B or such later date as
                                      the purchaser and the Company shall agree.

                                      In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be as agreed between the Agent and the Company pursuant to the applicable Terms Agreement.

Procedure for Changing Rates or       When a decision has been reached to change
  Other Variable Terms:               the interest rate or any other variable
                                      term on any Notes being sold by the
                                      Company, the Company will promptly advise
                                      the Agents and the Agents will forthwith
                                      suspend solicitation of offers to purchase
                                      such Notes. The Agents will telephone the
                                      Company with recommendations as to the
                                      changed interest rates or other variable
                                      terms. At such time as the Company advises
                                      the Agents of the new interest rates or
                                      other variable terms, the Agents may
                                      resume solicitation of offers to purchase
                                      such Notes. Until such time only
                                      "indications of interest" may be recorded.
                                      Immediately after acceptance by the
                                      Company of an offer to purchase at a new
                                      interest rate or new variable term, the
                                      Company, the Presenting Agent and the
                                      Trustee shall follow the procedures set
                                      forth under the applicable "Settlement
                                      Procedures."

Suspension of Solicitation;           The Company may instruct the Agents to
  Amendment or Supplement:            suspend solicitation of purchases at any
                                      time. Upon receipt of such instructions
                                      the Agents will forthwith suspend
                                      solicitation of offers to purchase from
                                      the Company until such time as the Company
                                      has advised them that solicitation of
                                      offers to purchase may be resumed. If the
                                      Company decides to amend the Registration
                                      Statement (including incorporating any
                                      documents by reference therein) or
                                      supplement any of such documents (other
                                      than to change rates or other variable
                                      terms), it will promptly advise the Agents
                                      and will furnish the Agents and their
                                      counsel with copies of the proposed
                                      amendment (including any document proposed
                                      to be incorporated by reference therein)
                                      or supplement. One copy of such filed
                                      document, along with a copy of the cover
                                      letter sent to the Commission, will be
                                      delivered or mailed to the Agents at the
                                      following respective addresses:

                                              Lehman Brothers Inc.
                                              9th Floor
                                              3 World Financial Center
                                              New York, New York  10285-0900
                                              Attention:  MTN Desk

                                              Salomon Smith Barney Inc.
                                              388 Greenwich Street
                                              New York, New York  10013
                                              Attention:  Medium-Term Note Department

                                              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                              4 World Financial Center, Floor 15
                                              New York, New York  10080
                                              Attention:  MTN Product Management

                                              J.P. Morgan Securities Inc.
                                              270 Park Avenue, 9th Floor
                                              New York, New York  10017
                                              Attention:  Medium-Term Note Desk

                                              Morgan Stanley & Co. Incorporated
                                              1585 Broadway, 2nd Floor
                                              New York, New York  10036
                                              Attention:  Manager - Continuously Offered Products

                                              Banc of  America Securities LLC
                                              100 North Tryon Street
                                              Charlotte, N.C.  28255
                                              Attention:  Debt Financing Group
                                              Medium-Term Note Department

                                              Goldman, Sachs & Co.
                                              85 Broad Street, 27th Floor
                                              New York, New York  10004
                                              Attention:  Medium Term Note Desk/Patti Parisi,
                                                          Karen Robertson

                                      In the event that at the time the
                                      solicitation of offers to purchase from
                                      the Company is suspended (other than to
                                      change interest rates or other variable
                                      terms) there shall be any orders
                                      outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:               A copy of the most recent Prospectus,
                                      Prospectus Supplement and Pricing
                                      Supplement must accompany or precede the
                                      earlier of (a) the written confirmation of
                                      a sale sent to a customer or his agent or
                                      (b) the delivery of Notes to a customer or
                                      his agent.

Authenticity of Signatures:           The Agents will have no obligations or
                                      liability to the Company or the Trustee in
                                      respect of the authenticity of the
                                      signature of any officer, employee or
                                      agent of the Company or the Trustee on any
                                      Note.

Documents Incorporated by Reference:  The Company shall supply the Agents with an adequate supply of all documents
                                      incorporated by reference in the
                                      Registration Statement.

Business Day:                         "Business Day" means any day that is not a
                                      Saturday or Sunday, and that, in The City
                                      of New York (and with respect to LIBOR
                                      Notes, the City of London), is neither a
                                      legal holiday nor a day on which banking
                                      institutions are authorized or required by
                                      law to close. For Notes the payment of
                                      which is to be made in a currency other
                                      than U.S. dollars or composite currencies
                                      (such currency or composite currency in
                                      which a Note is denominated is the
                                      "Specified Currency"), a Business Day will
                                      not be a day on which banking institutions
                                      are authorized or required by law,
                                      regulation or executive order to close in
                                      the Principal Financial Center (as defined
                                      below) of the country issuing such
                                      Specified Currency (or, in the case of
                                      EUROs), is not a day that the TARGET
                                      System (as defined below) is not open.
                                      However, with respect to Notes for which
                                      LIBOR is an applicable Interest Rate
                                      Basis, the day must be also be a London
                                      Business Day (as defined below). "London
                                      Business Day" means (i) if the currency
                                      (including composite currencies) specified
                                      in the applicable Pricing Supplement as
                                      the currency (the "Index Currency") for
                                      which LIBOR is calculated is other than
                                      any day on which dealings in the Index
                                      Currency are transacted in the London
                                      interbank market or (ii) if the Index
                                      Currency is the EURO, is not a day on
                                      which payments in EURO cannot be settled
                                      in the TARGET System. If no currency or
                                      composite currency is specified in the
                                      applicable Pricing Supplement, the Index
                                      Currency shall be U.S. dollars. "Principal
                                      Financial Center" means the capital city
                                      of the country issuing the currency or
                                      composite currency in which any payment in
                                      respect of the Notes is to be made or,
                                      solely

                                      with respect to the calculation of LIBOR, the Index Currency. "TARGET System" means the Trans-European Automated Real-time
                                      Gross Settlement Express Transfer System.

             PART II: PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

               In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                             All Fixed Rate Notes issued in book-entry
                                      form having the same Original Issue Date,
                                      interest rate and Stated Maturity
                                      (collectively, the "Fixed Rate Terms")
                                      will be represented initially by a single
                                      global security in fully registered form
                                      without coupons (each, a "Book-Entry
                                      Note"); and all Floating Rate Notes issued
                                      in book-entry form having the same
                                      Original Issue Date, base rate upon which
                                      interest may be determined (each, a "Base
                                      Rate"), which may be the Commercial Paper
                                      Rate, the Treasury Rate, LIBOR, the CD
                                      Rate, the CMT Rate, the Eleventh District
                                      Cost of Funds Rate, the Federal Funds
                                      Rate, the Prime Rate, any other rate set
                                      forth by the Company, Initial Interest
                                      Rate, Index Maturity, Spread or Spread
                                      Multiplier, if any, the minimum interest
                                      rate, if any, the maximum interest rate,
                                      if any, and the Stated Maturity
                                      (collectively, "Floating Rate Terms") will
                                      be represented initially by a single
                                      Book-Entry Note.

                                      Each Book-Entry Note will be dated and
                                      issued as of the date of its
                                      authentication by the Trustee. Each
                                      Book-Entry Note will bear an Interest
                                      Accrual Date, which will be (a) with
                                      respect to an original Book-Entry Note (or any portion thereof), its Original Issue
                                      Date and (b) with respect to any
                                      Book-Entry Note (or portion thereof)
                                      issued subsequently upon exchange of a
                                      Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry
                                      Note. No Book-Entry Note shall represent any Note issued in certificated form.

Identification:                       The Company has arranged with the CUSIP
                                      Service Bureau of Standard & Poor's
                                      Corporation (the "CUSIP Service

                                      Bureau") for the reservation of
                                      approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement
                                      Procedure B. DTC will notify the CUSIP
                                      Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) and otherwise required to be represented by the same
                                      Global Certificate will instead be
                                      represented by two or more Global
                                      Certificates which shall all be assigned the same CUSIP number.

Registration:                         Each Book-Entry Note will be registered in
                                      the name of Cede & Co., as nominee for
                                      DTC, on the register maintained by the
                                      Trustee under the Indenture. The
                                      beneficial owner of a Note issued in
                                      book-entry form (i.e., an owner of a
                                      beneficial interest in a Book-Entry Note)
                                      (or one or more indirect participants in
                                      DTC designated by such owner) will
                                      designate one or more participants in DTC
                                      (with respect to such Note issued in
                                      book-entry form, the "Participants") to
                                      act as agent for such beneficial owner in
                                      connection with the book-entry system
                                      maintained by DTC, and DTC will record in
                                      book-entry form, in accordance with
                                      instructions provided by such
                                      Participants, a credit balance with
                                      respect to such Note issued in book-entry
                                      form in the account of such Participants.
                                      The ownership interest of such beneficial
                                      owner in such Note issued in book-entry
                                      form will be recorded through the records
                                      of such Participants or through the
                                      separate records of such Participants and
                                      one or more indirect participants in DTC.

Transfers:                            Transfers of a Book-Entry Note will be
                                      accomplished by book entries made by DTC
                                      and, in turn, by Participants (and in
                                      certain cases, one or more indirect
                                      participants in DTC) acting on behalf of
                                      beneficial transferors and

                                      transferees of such Book-Entry Note.

Exchanges:                            The Trustee may deliver to DTC and the
                                      CUSIP Service Bureau at any time a written
                                      notice specifying (a) the CUSIP numbers of
                                      two or more Book-Entry Notes Outstanding
                                      on such date that represent Book-Entry
                                      Notes having the same Fixed Rate Terms or
                                      Floating Rate Terms, as the case may be,
                                      (other than Original Issue Dates) and for
                                      which interest has been paid to the same
                                      date; (b) a date, occurring at least 30
                                      days after such written notice is
                                      delivered and at least 30 days before the
                                      next Interest Payment Date for the related
                                      Notes issued in book-entry form, on which
                                      such Book-Entry Notes shall be exchanged
                                      for a single replacement Book-Entry Note;
                                      and (c) a new CUSIP number, obtained from
                                      the Company, to be assigned to such
                                      replacement Book-Entry Note. Upon receipt
                                      of such a notice, DTC will send to its
                                      participants (including the Trustee) a
                                      written reorganization notice to the
                                      effect that such exchange will occur on
                                      such date. Prior to the specified exchange
                                      date, the Trustee will deliver to the
                                      CUSIP Service Bureau written notice
                                      setting forth such exchange date and the
                                      new CUSIP number and stating that, as of
                                      such exchange date, the CUSIP numbers of
                                      the Book-Entry Notes to be exchanged will
                                      no longer be valid. On the specified
                                      exchange date, the Trustee will exchange
                                      such Book-Entry Notes for a single
                                      Book-Entry Note bearing the new CUSIP
                                      number and the CUSIP numbers of the
                                      exchanged Book-Entry Notes will, in
                                      accordance with CUSIP Service Bureau
                                      procedures, be cancelled and not
                                      immediately reassigned. Notwithstanding
                                      the foregoing, if the Book-Entry Notes to
                                      be exchanged exceed $500,000,000 (or the
                                      equivalent thereof in one or more foreign
                                      or composite currencies) in aggregate
                                      principal amount, one replacement
                                      Book-Entry Note will be authenticated and
                                      issued to represent $500,000,000 of
                                      principal amount of the exchanged
                                      Book-Entry Notes and an additional
                                      Book-Entry Note or Notes will be
                                      authenticated and issued to represent any
                                      remaining principal amount of such
                                      Book-Entry Notes (See "Denominations"
                                      below).

Denominations:                        All Notes issued in book-entry form will
                                      be denominated in U.S. dollars. Notes
                                      issued in book-entry form will be issued
                                      in denominations of $1,000 and any larger
                                      denomination which is an integral multiple
                                      of $1,000. Book-Entry Notes will be
                                      denominated in principal amounts not in
                                      excess of $500,000,000 (or the equivalent

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
                                      thereof in one or more foreign or
                                      composite currencies). If one or more
                                      Notes issued in book-entry form having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single
                                      Book-Entry Note, then one Book-Entry Note will be issued to represent $500,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Interest:                             General. Interest on each Note issued in
                                      book-entry form will accrue from the
                                      Interest Accrual Date of the Book-Entry
                                      Note representing such Note. Each payment
                                      of interest on a Note issued in book-entry
                                      form will include interest accrued through
                                      and including the day preceding, as the
                                      case may be, the Interest Payment Date
                                      (provided that in the case of Floating
                                      Rate Notes which reset daily or weekly,
                                      interest payments will include interest
                                      accrued to and including the Regular
                                      Record Date immediately preceding the
                                      Interest Payment Date), or the Stated
                                      Maturity (the date on which the principal
                                      of a Note becomes due and payable as
                                      provided in the Indenture, whether at the
                                      Stated Maturity or by declaration of
                                      acceleration, redemption, repayment or
                                      otherwise is referred to herein as the
                                      "Maturity"). Interest payable at Maturity
                                      of a Note issued in book-entry form will
                                      be payable to the Person to whom the
                                      principal of such Note is payable. DTC
                                      will arrange for each pending deposit
                                      message described under Settlement
                                      Procedure C below to be transmitted to
                                      Standard & Poor's, a division of the
                                      McGraw-Hill Companies ("Standard &
                                      Poor's") which will use the information in
                                      the message to include certain terms of
                                      the related Book-Entry Note in the
                                      appropriate daily bond report published by
                                      Standard & Poor's.

                                      Regular Record Dates. Unless otherwise
                                      specified in the applicable Pricing
                                      Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note or a Floating Rate Note shall be the close of business on the date
                                      15 calendar days (whether or not a
                                      Business Day) preceding such Interest
                                      Payment Date.

                                      Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first




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
                                      Interest Payment Date following the
                                      Original Issue Date; provided, however,
                                      the first payment of interest on any
                                      Book-Entry Note originally issued between a Regular Record Date and an Interest
                                      Payment Date will occur on the Interest
                                      Payment Date following the next Regular
                                      Record Date.

                                      If an Interest Payment Date with respect to any Floating Rate Note issued in book-entry form would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest
                                      Payment Date will be the following day
                                      that is a Business Day with respect to
                                      such Note, except that in the case of a
                                      LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London
                                      Business Day.

                                      Fixed Rate Notes. Unless otherwise
                                      specified in the applicable Pricing
                                      Supplement, interest payments on Fixed
                                      Rate Notes issued in book-entry form will be made semi-annually on April 15 and October 15 of each year and at Maturity.

                                      Floating Rate Notes. Interest payments on
                                      Floating Rate Notes issued in book-entry form will be made as specified in the Floating Rate Note.

                                      Notice of Interest Payments and Regular
                                      Record Dates. On the first Business Day of
                                      March, June, September and December of
                                      each year, the Trustee will deliver to the Company and DTC a written list of Regular
                                      Record Dates and Interest Payment Dates
                                      that will occur during the six-month
                                      period beginning on such first Business
                                      Day with respect to Floating Rate Notes
                                      issued in book-entry form. Promptly after each Interest Determination Date for
                                      Floating Rate Notes issued in book-entry form, the Trustee will notify Standard &
                                      Poor's of the interest rates determined on such Interest Determination Date.

Payments of Principal and
  Interest:                           Payments of Interest Only. Promptly after
                                      each Regular Record Date, the Trustee will
                                      deliver to the Company and DTC a written
                                      notice specifying by CUSIP number the
                                      amount of interest to be paid on each
                                      Book-Entry Note on the following Interest
                                      Payment Date (other than an Interest
                                      Payment Date coinciding with Maturity) and
                                      the total of such amounts. DTC will
                                      confirm the amount payable on each
                                      Book-Entry Note on such Interest Payment
                                      Date by




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
                                      referring to the daily bond reports
                                      published by Standard & Poor's. On such
                                      Interest Payment Date, the Company will
                                      pay to the Trustee, and the Trustee in
                                      turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment".

                                      Payments at Maturity. On or about the
                                      first Business Day of each month, the
                                      Trustee will deliver to the Company and
                                      DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated
                                      Maturity or on a Redemption Date in the
                                      following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such
                                      Maturity the Company will pay to the
                                      Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.
                                      Promptly after payment to DTC of the
                                      principal, interest and premium, if any, due at the Maturity of such Book-Entry
                                      Note, the Trustee will cancel such
                                      Book-Entry Note and deliver it to the
                                      Company with an appropriate debit advice.
                                      On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry
                                      Notes as of the immediately preceding
                                      Business Day.

                                      Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest
                                      Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee.
                                      Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal
                                      Reserve Bank of New York previously
                                      specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date.
                                      Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

                                      Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in
                                      DTC or other Person responsible for
                                      forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:                Settlement Procedures with regard to each
                                      Note in book-entry form sold by each
                                      Agent, as agent of the Company, will be as
                                      follows:


                                      A.  The Presenting Agent will advise the
                                          Company by telephone of the following
                                          Settlement Information:

                                          1.  Taxpayer identification number of
                                              the purchaser.

                                          2.  Principal amount of the Note.

                                          3.  Fixed Rate Notes:

                                              a)  interest rate; and
                                              b)  redemption or optional
                                                  repayment dates, if any

                                              Floating Rate Notes:

                                              a)  designation (which may be
                                                  "Regular Floating Rate Note,"
                                                  Floating Rate/Fixed Rate Note"
                                                  or "Inverse Floating Rate
                                                  Note;"
                                              b)  interest rate basis or bases;
                                              c)  initial interest rate;
                                              d)  spread or spread multiplier,
                                                  if any;
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

                                              e)  interest rate reset dates;
                                              f)  interest rate reset period;
                                              g)  interest payment dates;
                                              h)  interest rate payment period;
                                              i)  index maturity;
                                              j)  calculation agent;
                                              k)  interest payment dates if any;
                                              l)  minimum interest rate, if any;
                                              m)  calculation date;
                                              n)  interest determination dates;
                                              o)  redemption or optional
                                                  repayment dates, if any; and
                                              p)  fixed rate (for Floating
                                                  Rate/Fixed Rate Notes and
                                                  Inverse Floating Rate Notes)
                                                  and fixed rate commencement
                                                  date (for Floating Rate/Fixed
                                                  Rate Notes).

                                          4.  Price to public of the Note.

                                          5.  Trade date.

                                          6.  Settlement Date (Original Issue
                                              Date).

                                          7.  Stated Maturity.

                                          8.  Overdue rate (if any).

                                          9.  Extension periods, if any, and
                                              final maturity date.

                                          10. Optional reset dates, if any.

                                          11. Net proceeds to the Company.

                                          12. Agent's commission.

                                       B. The Company will assign a CUSIP number
                                          to the Book-Entry Note representing
                                          such Note and then advise the Trustee
                                          by electronic transmission of the
                                          above settlement information received
                                          from the Presenting Agent, such CUSIP
                                          number and the name of the Agent.

                                       C. The Trustee will communicate to DTC
                                          and the Agent through DTC's
                                          Participant Terminal System, a pending
                                          deposit message specifying the
                                          following settlement information:




                                       17
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
                                          1.  The information set forth in
                                              Settlement Procedure A.

                                          2.  Identification numbers of the
                                              participant accounts maintained by
                                              DTC on behalf of the Trustee and
                                              the Agent.

                                          3.  Identification as a Fixed Rate
                                              Book-Entry Note or Floating Rate
                                              Book-Entry Note.

                                          4.  Initial Interest Payment Date for
                                              such Note, number of days by which
                                              such date succeeds the related
                                              record date for DTC purposes (or,
                                              in the case of Floating Rate Notes
                                              which reset daily or weekly, the
                                              date five calendar days preceding
                                              the Interest Payment Date)

                                                     and, if then calculable,
                                                     the amount of interest
                                                     payable on such Interest
                                                     Payment Date (which amount
                                                     shall have been confirmed
                                                     by the Trustee).

                                          5.  CUSIP number of the Book-Entry
                                              Note representing such Note.

                                          6.  Whether such Book-Entry Note
                                              represents any other Notes issued
                                              or to be issued in book-entry
                                              form.

                                          7.  The Trustee will advise the
                                              Presenting Agent by telephone of
                                              the CUSIP number as soon as
                                              possible.

                                       D. The Company will complete and deliver
                                          to the Trustee a Book-Entry Note
                                          representing such Note in a form that
                                          has been approved by the Company, the
                                          Agents and the Trustee.

                                       E. The Trustee will authenticate the
                                          Book-Entry Note representing such
                                          Note.

                                       F. DTC will credit such Note to the
                                          participant account of the Trustee
                                          maintained by DTC.

                                       G. The Trustee will enter an SDFS deliver
                                          order through DTC's Participant
                                          Terminal System instructing DTC (i) to
                                          debit such Note to the




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
                                          Trustee's participant account and
                                          credit such Note to the participant
                                          account of the Presenting Agent
                                          maintained by DTC and (ii) to debit
                                          the settlement account of the
                                          Presenting Agent and credit the
                                          settlement account of the Trustee
                                          maintained by DTC, in an amount equal
                                          to the price of such Note less such
                                          Agent's commission. Any entry of such
                                          a deliver order shall be deemed to
                                          constitute a representation and
                                          warranty by the Trustee to DTC that
                                          (i) the Book-Entry Note representing
                                          such Note has been issued and
                                          authenticated and (ii) the Trustee is
                                          holding such Book-Entry Note pursuant
                                          to the Medium Term Note Certificate
                                          Agreement between the Trustee and DTC.

                                       H. The Presenting Agent will enter an
                                          SDFS deliver order through DTC's
                                          Participant Terminal System
                                          instructing DTC (i) to debit such Note
                                          to the Presenting Agent's participant
                                          account and credit such Note to the
                                          participant account of the
                                          Participants maintained by DTC and
                                          (ii) to debit the settlement accounts
                                          of such Participants and credit the
                                          settlement account of the Presenting
                                          Agent maintained by DTC, in an amount
                                          equal to the initial public offering
                                          price of such Note.

                                       I. Transfers of funds in accordance with
                                          SDFS deliver orders described in
                                          Settlement Procedures G and H will be
                                          settled in accordance with SDFS
                                          operating procedures in effect on the
                                          Settlement Date.

                                       J. The Trustee will credit to an account
                                          of the Company maintained at the
                                          Trustee funds available for immediate
                                          use in the amount transferred to the
                                          Trustee in accordance with Settlement
                                          Procedure G.

                                       K. The Trustee will send a copy of the
                                          Book-Entry Note by first class mail to
                                          the Company together with a statement
                                          setting forth the principal amount of
                                          Notes Outstanding as of the related
                                          Settlement Date after giving effect to
                                          such transaction and all other offers
                                          to purchase Notes of which the Company
                                          has advised the Trustee but which have
                                          not yet been settled.

                                       L. The Agent will confirm the purchase of
                                          such Note to the purchaser either by
                                          transmitting to the




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

                                          Participant with respect to such Note
                                          a confirmation order through DTC's
                                          Participant Terminal System or by
                                          mailing a written confirmation to such
                                          purchaser.

Settlement Procedures Timetable:      For orders of Notes accepted by the
                                      Company, Settlement Procedures "A" through
                                      "L" set forth above shall be completed as
                                      soon as possible but not later than the
                                      respective times (New York City time) set
                                      forth below:

                                      Settlement
                                      Procedure                Time
                                      ----------               ----
                                         A-B        11:00 a.m. on the trade date
                                           C        2:00 p.m. on the trade date
                                           D        3:00 p.m. on the Business
                                                    Day before Settlement Date
                                           E        9:00 a.m. on Settlement Date
                                           F        10:00 a.m. on Settlement Date
                                         G-H        No later than 2:00 p.m. on
                                                    Settlement Date
                                           I        4:45 p.m. on Settlement Date
                                         J-L        5:00 p.m. on Settlement Date

                                      If a sale is to be settled more than one
                                      Business Day after the sale date,
                                      Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first
                                      Business Day after such sale date. In
                                      connection with a sale which is to be
                                      settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business
                                      Day before the Settlement Date. Settlement
                                      Procedure I is subject to extension in
                                      accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                      If settlement of a Note issued in
                                      book-entry form is rescheduled or
                                      cancelled, the Trustee will deliver to
                                      DTC, through DTC's Participant Terminal
                                      system, a cancellation message to such
                                      effect by no later than 2:00 p.m., New
                                      York City time, on the Business Day
                                      immediately preceding the scheduled
                                      Settlement Date.
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
Failure to Settle:                    If the Trustee fails to enter an SDFS
                                      deliver order with respect to a Book-Entry
                                      Note issued in book-entry form pursuant to
                                      Settlement Procedure G, the Trustee may
                                      deliver to DTC, through DTC's Participant
                                      Terminal System, as soon as practicable a
                                      withdrawal message instructing DTC to
                                      debit such Note to the participant account
                                      of the Trustee maintained at DTC. DTC will
                                      process the withdrawal message, provided
                                      that such participant account contains a
                                      principal amount of the Book-Entry Note
                                      representing such Note that is at least
                                      equal to the principal amount to be
                                      debited. If withdrawal messages are
                                      processed with respect to all the Notes
                                      represented by a Book-Entry Note, the
                                      Trustee will mark such Book-Entry Note
                                      "cancelled," make appropriate entries in
                                      its records and send such cancelled
                                      Book-Entry Note to the Company. The CUSIP
                                      number assigned to such Book-Entry Note
                                      shall, in accordance with CUSIP Service
                                      Bureau procedures, be cancelled and not
                                      immediately reassigned. If withdrawal
                                      messages are processed with respect to a
                                      portion of the Notes represented by a
                                      Book-Entry Note, the Trustee will exchange
                                      such Book-Entry Note for two Book-Entry
                                      Notes, one of which shall represent the
                                      Book-Entry Notes for which withdrawal
                                      messages are processed and shall be
                                      cancelled immediately after issuance, and
                                      the other of which shall represent the
                                      other Notes previously represented by the
                                      surrendered Book-Entry Note and shall bear
                                      the CUSIP number of the surrendered
                                      Book-Entry Note.

                                      If the purchase price for any Book-Entry
                                      Note is not timely paid to the
                                      Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant
                                      Terminal System reversing the orders
                                      entered pursuant to Settlement Procedures
                                      G and H, respectively. Thereafter, the
                                      Trustee will deliver the withdrawal
                                      message and take the related actions
                                      described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the
                                      Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.
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
                                      Notwithstanding the foregoing, upon any
                                      failure to settle with respect to a
                                      Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Security also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

           PART III: PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM


Denominations:                        The Notes will be issued in denominations
                                      of U.S. $1,000 and integral multiples of
                                      U.S. $1,000 in excess thereof.

Interest:                             Each Note will bear interest in accordance
                                      with its terms. Interest will begin to
                                      accrue on the Original Issue Date of a
                                      Note for the first interest period and on
                                      the most recent interest payment date to
                                      which interest has been paid for all
                                      subsequent interest periods. Each payment
                                      of interest shall include interest accrued
                                      to, but excluding, the date of such
                                      payment. Unless otherwise specified in the
                                      applicable Pricing Supplement, interest
                                      payments in respect of Fixed Rate Notes
                                      will be made semi-annually on April 15 and
                                      October 15 of each year and at Maturity.
                                      However, the first payment of interest on
                                      any Note issued between a Record Date and
                                      an Interest Payment Date will be made on
                                      the Interest Payment Date following the
                                      next succeeding Record Date. Unless
                                      otherwise specified in the applicable
                                      Pricing Supplement, the Record Date for
                                      any payment of interest shall be the close
                                      of business 15 calendar days prior to the
                                      applicable Interest Payment Date. Interest
                                      at Maturity will be payable to the person
                                      to whom the principal is payable.

                                      Notwithstanding the above, in the case of Floating Rate Notes which reset daily or weekly, interest payments shall include accrued interest from, and including, the date of issue or from, but excluding, the last date in respect of which interest has been accrued and paid, as the case may be, through, and including, the record date which is 15 calendar days immediately preceding such Interest Payment Date (the
                                      "Record Date"), except that at Maturity
                                      the interest payable will include interest accrued to, but excluding, the Maturity date. For additional special provisions relating to Floating Rate Notes, see the Prospectus Supplement.




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
Payments of Principal and             Upon presentment and delivery of the Note,
  Interest:                           the Trustee will pay the principal amount
                                      of each Note at Maturity and the final
                                      installment of interest in immediately
                                      available funds received from the Company.
                                      All interest payments on a Note, other
                                      than interest due at Maturity, will be
                                      made by check drawn on the Trustee and
                                      mailed by the Trustee to the person
                                      entitled thereto as provided in the Note.
                                      However, holders of ten million dollars or
                                      more in aggregate principal amount of
                                      Notes (whether having identical or
                                      different terms and provisions) shall be
                                      entitled to receive payments of interest,
                                      other than at Maturity, by wire transfer
                                      in immediately available funds to a
                                      designated account maintained in the
                                      United States upon receipt by the Trustee
                                      of written instructions from such a holder
                                      not later than the regular Record Date for
                                      the related Interest Payment Date. Any
                                      payment of principal or interest required
                                      to be made on an Interest Payment Date or
                                      at Maturity of a Note which is not a
                                      Business Day need not be made on such day,
                                      but may be made on the next succeeding
                                      Business Day with the same force and
                                      effect as if made on the Interest Payment
                                      Date or at Maturity, as the case may be,
                                      and no interest shall accrue for the
                                      period from and after such Interest
                                      Payment Date or Maturity.

                                      The Trustee will provide monthly to the
                                      Company a list of the principal and
                                      interest to be paid on Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                                      Notes presented to the Trustee at Maturity
                                      for payment will be cancelled by the
                                      Trustee. All cancelled Notes held by the
                                      Trustee shall be destroyed, and the
                                      Trustee shall furnish to the Company a
                                      certificate with respect to such
                                      destruction.
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
Settlement Procedures:                Settlement Procedures with regard to  each Note purchased
                                      through any Agent, as agent, shall be as follows:

                                      A.  The Presenting Agent will advise the
                                          Company by telephone of the following
                                          Settlement information with regard to
                                          each Note:

                                          1.  Exact name in which the Note is to
                                              be registered (the "Registered
                                              Owner").

                                          2.  Exact address or addresses of the
                                              Registered Owner for delivery,
                                              notices and payments of principal
                                              and interest.

                                          3.  Taxpayer identification number of
                                              the Registered Owner.

                                          4.  Principal amount of the Note.

                                          5.  Denomination of the Note.

                                          6.  Fixed Rate Notes:

                                              a)  interest rate; and
                                              b)  redemption or optional
                                                  repayment dates, if any.

                                              Floating Rate Notes:

                                              a)  designation (which may be
                                                  "Regular Floating Rate Note,"
                                                  "Floating Rate/Fixed Note" or
                                                  "Inverse Floating Rate Note;"
                                              b)  interest rate basis or bases;
                                              c)  initial interest rate;
                                              d)  spread or spread multiplier,
                                                  if any;
                                              e)  interest rate reset dates;
                                              f)  interest rate reset period;
                                              g)  interest payment dates;
                                              h)  interest payment period;
                                              i)  index maturity;
                                              j)  calculation agent;
                                              k)  maximum interest rate, if any;
                                              l)  minimum interest rate, if any;
                                              m)  calculation date;
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                                              n)  interest determination date;
                                              o)  redemption or optional
                                                  repayment dates, if any; and
                                              p)  fixed rate (for Floating
                                                  Rate/Fixed Rate Notes and
                                                  Inverse Floating Rate Notes)
                                                  and fixed rate commencement
                                                  date (for Floating Rate/Fixed
                                                  Rate Notes).

                                          7.  Price to public of the Note.

                                          8.  Settlement date (Original Issue
                                              Date).

                                          9.  Stated Maturity.

                                          10. Overdue rate (if any).

                                          11. Extension periods, if any, and
                                              final maturity date.

                                          12. Optional reset dates, if any.

                                          13. Net proceeds to the Company.

                                          14. Agent's Commission.

                                      B.  The Company shall provide to the
                                          Trustee the above Settlement
                                          information received from the Agent
                                          and shall cause the Trustee to issue,
                                          authenticate and deliver Notes. The
                                          Company also shall provide to the
                                          Trustee and/or Agent a copy of the
                                          applicable Pricing Supplement.

                                      C.  The Trustee will complete the
                                          preprinted 4-ply Note packet
                                          containing the following documents in
                                          forms approved by the Company, the
                                          Presenting Agent and the Trustee:

                                          1.  Note with Agent's customer
                                              confirmation.

                                          2.  Stub 1 - for Trustee.

                                          3.  Stub 2 - for Agent.

                                          4.  Stub 3 - for the Company.

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                                      D.  With respect to each trade, the
                                          Trustee will deliver the Notes and
                                          Stub 2 thereof to the Presenting Agent
                                          at the following applicable address:

                                          If to Lehman Brothers Inc.:

                                          Chase Manhattan Bank
                                          Ground Floor, Receive Window
                                          4 New York Plaza
                                          FAO Lehman Brothers
                                          New York, New York
                                          Attention:  Verna Covington
                                          Telephone:    (212) 623-5953

                                          If to Salomon Smith Barney Inc.:

                                          The Bank of New York
                                          Dealer Clearance Department
                                          1 Wall Street, 4th Floor
                                          New York, New York  10005

                                          Attention:  For the Account of Salomon
                                          Smith Barney Inc.

                                          If to Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated:

                                          Merrill Lynch, Pierce, Fenner & Smith
                                          Money Markets Clearance
                                          Concourse Level, N.S.C.C. Window
                                          55 Water Street - South Building
                                          New York, New York 10041
                                          Attention:  Al Mitchell
                                          Telephone:    (212) 855-2403

                                          If to J.P. Morgan Securities Inc.:

                                          55 Water Street, Room 226
                                          New York, New York 10041
                                          Attention:  Window 17 or 18
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                                          If to Morgan Stanley & Co. Incorporated:

                                          The Bank of New York
                                          Dealer Clearance Department
                                          3rd Floor, Window 3B
                                          1 Wall Street
                                          New York, New York  10005

                                          Attention:  For the Account of Morgan Stanley &
                                          Co. Incorporated

                                          If to Banc of America Securities LLC:

                                          c/o The Bank of New York
                                          1 Wall Street, 3rd Floor, Window B
                                          New York, New York 10286
                                          Attention:  Joe Cangelus
                                          Account #:  076854/NationsBanc Montgomery
                                          Securities LLC

                                          If to Goldman, Sachs & Co.:

                                          Goldman, Sachs & Co.
                                          85 Broad Street, 6th Floor
                                          New York, New York  10004
                                          Attention:  Medium Term Note Desk

                                      The Trustee will keep Stub 1. The
                                      Presenting Agent will acknowledge receipt of the Note through a broker's receipt and will keep Stub 2. Delivery of the Note will be made only against such acknowledgement of receipt. Upon determination that the Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                                      E.  The Presenting Agent will deliver the
                                          Note (with confirmations), as well as
                                          a copy of the Prospectus and any
                                          applicable Prospectus Supplement or
                                          Supplements received from the Trustee
                                          to the purchaser against payment in
                                          immediately available funds.

                                      F.  The Trustee will send Stub 3 to the
                                          Company.
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Settlement Procedures Timetable:      For offers accepted by the Company,
                                      Settlement Procedures "A" through "F" set
                                      forth above shall be completed on or
                                      before the respective times set forth
                                      below:

                                      Settlement
                                      Procedure                        Time
                                      ----------                       -----
                                         A-B         3:00 PM on Business Day prior to settlement
                                         C-D         2:15 PM on day of settlement
                                           E         3:00 PM on day of settlement
                                           F         5:00 PM on day of settlement

Failure to Settle:                    In the event that a purchaser of a Note
                                      from the Company shall either fail to
                                      accept delivery of or make payment for a
                                      Note on the date fixed for settlement, the
                                      Presenting Agent will forthwith notify the
                                      Trustee and the Company by telephone,
                                      confirmed in writing, and return the Note
                                      to the Trustee.

                                      The Trustee, upon receipt of the Note from the Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Note. Such credits will be made on the settlement date if possible, and in any event not later than the Business Day following the settlement date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.
                                      Immediately upon receipt of the Note in
                                      respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.
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